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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 20, 2001 included in Registration File No. 333-57358. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

Los Angeles, California
October 17, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS